    As filed with the Securities and Exchange Commission on August 18, 1998

                                                     Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        LORAL SPACE & COMMUNICATIONS LTD.
             (Exact name of registrant as specified in its charter)

          Bermuda                                               13-3867424
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                         c/o Loral SpaceCom Corporation
                                600 Third Avenue
                            New York, New York 10016
                                 (212) 697-1105
    (Address, including zip code, and telephone number, including area code, of principal executive offices)

                          ----------------------------
            Loral Space & Communications Ltd. 1996 Stock Option Plan
                            (Full title of the plan)
                          ----------------------------

                              Eric J. Zahler, Esq.
                                600 Third Avenue
                            New York, New York 10016
                                 (212) 697-1105
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          ----------------------------
                                    Copies to
                              Bruce R. Kraus, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                               New York, NY 10019
                                 (212) 728-8000
                          ----------------------------

                         CALCULATION OF REGISTRATION FEE


======================= ====================== ========================= ===================== ======================

                                                   Proposed maximum        Proposed maximum
 Title of securities        Amount to be          offering price per      aggregate offering         Amount of
   to be registered          registered               share (1)               price (1)          registration fee
----------------------- ---------------------- ------------------------- --------------------- ----------------------

Common Shares, $0.01
par value per share           6,000,000               $23.84375              $143,062,500           $42,203.44
======================= ====================== ========================= ===================== ======================


(1) Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933 (the "Securities Act") based upon the average of the high and low sales prices of the Common Shares as reported by the New York Stock Exchange on August 11, 1998.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents, filed with the Securities and Exchange Commission (the "Commission") by Loral Space & Communications Ltd., a Bermuda company (the "Company"), are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998, filed pursuant to the Exchange Act;

         (c) The Company's Current Report on Form 8-K, filed on January 13, 1998 pursuant to the Exchange Act;

         (d) The Company's Current Report on Form 8-K/A, filed on March 4, 1998 pursuant to the Exchange Act;

         (e) The Company's Current Report on Form 8-K, filed on April 6, 1998 pursuant to the Exchange Act, as amended by the Company's Current Reports on Form 8-K/A, filed on April 27, 1998 and June 17, 1998, respectively, pursuant to the Exchange Act;

         (f) The Company's Current Report on Form 8-K, filed on June 9, 1998 pursuant to the Exchange Act;

         (g) The Company's Current Report on Form 8-K, filed on July 7, 1998 pursuant to the Exchange Act;

         (h) The Company's Registration Statement on Form S-8, filed on October 25, 1996, pursuant to the Securities Act; and

         (i) The description of the common stock of the Company, $0.01 par value per share (the "Common Stock"), contained in the Company's Registration Statement on Form 10, File No. 1-14180, as amended by Amendment Nos. 1, 2 and 3 filed on January 24, 1996, March 12, 1996, March 27, 1996 and April 12, 1996, respectively, pursuant to the Exchange Act (the "Form 10").

    In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission (provided, however, that the information referred to in item 402(a)(8) of Regulation S-K of the Commission shall not be deemed specifically incorporated by reference herein).

Item 8.  EXHIBITS

Exhibit No.
-----------

   4 Rights Agreement dated March 27, 1996 between the Company and the Bank of New York (incorporated by reference to the Company's Registration Statement on Form 10 (File No.
            1014180)).

   5 Opinion of Appleby, Spurling & Kempe as to the validity of the shares to be issued.

   23.1     Consent of Deloitte & Touche LLP.

   23.2     Consent of Ernst & Young LLP.

   23.3     Consent of Price Waterhouse LLP.

   23.4     Consent of Appleby, Spurling & Kempe (contained in Exhibit 5).

   24       Powers of Attorney.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 17th day of August, 1998.

                                        LORAL SPACE & COMMUNICATIONS LTD.



                                        By:  /s/ Eric J. Zahler
                                             --------------------------------
                                             Eric J. Zahler
                                             Senior Vice President, General
                                             Counsel and Secretary

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    Signature                   Title                               Date
    ---------                   -----                               ----

      *                  Chairman of the Board                 August 17, 1998
-------------------      and Chief Executive Officer
Bernard L. Schwartz

      *                  Director                              August 17, 1998
-------------------
Howard Gittis

      *                  Director                              August 17, 1998
-------------------
Robert B. Hodes

      *                  Director                              August 17, 1998
-------------------
Gershon Kekst

      *                  Director                              August 17, 1998
-------------------
Charles Lazarus

      *                  Director                              August 17, 1998
-------------------
Malvin A. Ruderman

      *                  Director                              August 17, 1998
-------------------
E. Donald Shapiro

      *                  Director                              August 17, 1998
-------------------
Arthur L. Simon

      *                  Director                              August 17, 1998
-------------------
Daniel Yankelovich

      *                  First Senior Vice President and       August 17, 1998
-------------------      Chief Financial Officer
Michael P. DeBlasio

      *                  Vice President and Controller         August 17, 1998
-------------------
Harvey B. Rein


* By: /s/ Eric J. Zahler
------------------------
      /s/ Eric J. Zahler
      Attorney-in-Fact

                                INDEX TO EXHIBITS


Exhibit No.
-----------

   5 Opinion of Appleby, Spurling & Kempe as to the validity of the shares to be issued.

   23.1     Consent of Deloitte & Touche LLP.

   23.2     Consent of Ernst & Young LLP.

   23.3     Consent of Price Waterhouse LLP.

   23.4     Consent of Appleby, Spurling & Kempe (contained in Exhibit 5).

   24       Powers of Attorney